                                                                   EXHIBIT 10.18

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

            -------------------------------------------------------

                            WARRANT TO PURCHASE STOCK

WARRANT TO PURCHASE 83,904        ISSUE DATE:              DECEMBER 3, 1999
SHARES OF THE CLASS A COMMON      EXPIRATION DATE:         DECEMBER 3, 2004
STOCK OF GREENFIELD ONLINE, INC.  INITIAL EXERCISE PRICE:  $7.15 PER SHARE

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, GREYROCK CAPITAL, A DIVISION OF BANC OF AMERICA COMMERCIAL FINANCE CORPORATION ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of the Class A common stock (the "Shares") of Greenfield Online, Inc., a Connecticut corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.   EXERCISE.

      1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

      1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

      1.3 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than 110% of the amount determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

      1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

      1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

      1.6 REPURCHASE ON SALE, MERGER OR CONSOLIDATION OF THE COMPANY.

      1.6.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

      1.6.2. ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares

                                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

            1.6.3. NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2.   ADJUSTMENTS TO THE SHARES.

      2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

      2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

      2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

      2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth on Exhibit A.

      2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

      2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

      2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

      3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

      (a) Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued,

                                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

      (b) The capitalization of the Company at December 3, 1999, was as set forth on Schedule 3.1(b) attached hereto, and on the issue date hereof the Shares shall represent no less than 0.6% of the Company's common stock on a fully diluted basis.

      3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

      3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing or 10 days after the Company's receipt of the same from the independent CPAs, whichever is later, and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

      3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B, if attached.

ARTICLE 4. MISCELLANEOUS.

      4.1 TERM: NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not more than 90 days and not less than 30 days before the Expiration Date. If the notice is not so given, the Expiration Date shall automatically be extended until 30 days after the date the Company delivers the notice to Holder.

      4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

      4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). In any event, no transfer of the Holder's rights under this Warrant shall be authorized unless the transferee shall be assuming a proportionate share of Holder's rights, duties and obligations under a certain Loan and Security Agreement between the Company and Holder dated December 3, 1999.

      4.4 TRANSFER PROCEDURE. Subject to the provisions of Section 4.2 and 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the

                                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company or any affiliate of any person who competes directly with the Company or to any person who owns 5% or more of the stock of any person who competes directly with the Company.

      4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

      4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

      4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

      4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

           GREENFIELD ONLINE, INC.


           BY_________________________________
                RUDY NADILO, PRESIDENT AND CEO


           BY_________________________________
                JONATHAN A. FLATOW, SECRETARY

                                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

                                   APPENDIX 1

                               NOTICE OF EXERCISE

  1. The undersigned hereby elects to purchase ____________ shares of the Common Stock of Greenfield Online, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

  1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _______ of the Shares covered by the Warrant.

  [Strike paragraph that does not apply.]

  2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                         ___________________________________
                                     (NAME)

                         ___________________________________

                         ___________________________________
                                    (ADDRESS)

  3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

_____________________________________
(Signature)

_____________________________________
(Date)

                                   APPENDIX 2

                     NOTICE THAT WARRANT IS ABOUT TO EXPIRE

                                 __________, ___

(Name of Holder)
(Address of Holder)
Attn: Chief Financial Officer

Dear ____________:


  This is to advise you that the Warrant issued to you described below will expire on ________________, 19__.

  Issuer:

  Issue Date:

  Class of Security Issuable:

  Exercise Price per Share:

  Number of Shares Issuable:

  Procedure for Exercise:

  Please contact [name of contact person at (phone number)] with any questions you may have concerning exercise of the Warrant. This is your only notice of pending expiration.

(Name of Issuer)


By_____________________________

Its____________________________

                                    EXHIBIT A

                            ANTI-DILUTION PROVISIONS

Per Anti-Dilution Agreement of even date.



                                    EXHIBIT B

                               REGISTRATION RIGHTS

Per Registration Rights Agreement of even date.

(GREYROCK CAPITAL LOGO)


                             ANTIDILUTION AGREEMENT

ISSUER:     GREENFIELD ONLINE, INC.

ADDRESS:    15 RIVER ROAD, SUITE 310
            WILTON, CONNECTICUT  06897

DATE:       DECEMBER 3, 1999

THIS AGREEMENT is entered into as of the above date by and between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("Purchaser"), whose address is 10880 Wilshire Blvd. Suite 1850, Los Angeles, CA 90024, and the above Company, whose address is set forth above.


                                    RECITALS

  A. Concurrently with the execution of this Antidilution Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Class A Common Stock (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

  B. By this Antidilution Agreement, the Purchaser and the Company desire to set forth the adjustment in the number of Shares issuable upon exercise of the Warrant as a result of a Diluting Issuance.

  C. Capitalized terms used herein shall have the same meaning as set forth in the Warrant.

  NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

  1. DEFINITIONS. As used in this Antidilution Agreement, the following terms have the following respective meanings:

  (a) "Option" means any right, option, or warrant to subscribe for, purchase, or otherwise acquire common stock or Convertible Securities issued by the Company after the date of the Warrant.

  (b) "Convertible Securities" means any evidences of indebtedness, shares of stock, or other securities directly or indirectly convertible into or exchangeable for common stock issued by the Company after the date of the Warrant.

  (c) "Issue" means to grant, issue, sell, assume, or fix a record date for determining persons entitled to receive, any security (including Options), whichever of the foregoing is the first to occur.

  (d) "Additional Common Shares" means all common stock (including reissued shares) issued (or deemed to be issued pursuant to Section 2) after the date of the Warrant. Additional Common Shares does not include, however, (a) any common stock issued in a transaction described in Sections 2.1 and 2.2 of the Warrant;
(b) securities offered to the public pursuant to an offering by the Company of its securities to the general public pursuant to a registration statement filed under the Securities Act of 1933, as amended, (c) any common stock or related options convertible into such shares of common stock issued to employees, consultants, officers and directors of the Company as an incentive or in a non financing transaction (d) stock issued pursuant to any rights or agreement, including, without limitation, upon conversion of preferred stock or other convertible securities, options and warrants, provided that the initial sale or grant by the Company of such rights or agreements shall constitute Additional

GREYROCK CAPITAL                                          ANTIDILUTION AGREEMENT


Common Shares, (e) securities issued as direct consideration for the acquisition of another business entity by or merger or consolidation of another business entity into the Company, and (f) securities issued pursuant to or in connection with a consolidation or merger of the Company with or into any other corporation or corporations or other corporate reorganization immediately after which the shareholders of the Company hold less than fifty percent (50%) of the voting power of the surviving corporation, or a sale or a series of sales or related transactions after which all or substantially all of the assets of the Company are sold.

  2. DEEMED ISSUANCE OF ADDITIONAL COMMON SHARES. The shares of common stock ultimately Issuable upon exercise of an Option (including the shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security Issuable pursuant to an Option) are deemed to be Issued when the Option is Issued. The shares of common stock ultimately Issuable upon conversion or exercise of a Convertible Security (other than a Convertible Security Issued pursuant to an Option) shall be deemed Issued upon Issuance of the Convertible Security. The maximum amount of common stock Issuable is determined without regard to any future adjustments permitted under the instrument creating the Options or Convertible Securities.

  3. ADJUSTMENT OF WARRANT PRICE FOR DILUTING ISSUANCES.

  3.1 WEIGHTED AVERAGE ADJUSTMENT. If the Company Issues Additional Common Shares after the date of the Warrant and the consideration per Additional Common Share (determined pursuant to Section 9) is less than the Warrant Price in effect immediately before such Issue, the Warrant Price in effect immediately before such Issue shall be reduced, concurrently with such Issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying the Warrant Price by a fraction:

  (a) the numerator of which is the amount of common stock outstanding immediately before such Issue plus the amount of common stock that the aggregate consideration received by the Company for the Additional Common Shares would purchase at the Warrant Price in effect immediately before such Issue, and

  (b) the denominator of which is the amount of common stock outstanding immediately before such Issue plus the number of such Additional Common Shares.

  3.2 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and
(ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

  3.3 SECURITIES DEEMED OUTSTANDING. For the purpose of this Section 3, all securities issuable upon exercise of any outstanding Convertible Securities or Options, warrants, or other rights to acquire securities of the Company shall be deemed to be outstanding.

  4. NO ADJUSTMENT FOR ISSUANCES FOLLOWING DEEMED ISSUANCES. No adjustment to the Warrant Price shall be made upon the exercise of Options or conversion of Convertible Securities.

  5. ADJUSTMENT FOLLOWING CHANGES IN TERMS OF OPTIONS OR CONVERTIBLE SECURITIES. If the consideration payable to, or the amount of common stock Issuable by, the
Company increases or decreases, respectively, pursuant to the terms of any outstanding Options or Convertible Securities, the Warrant Price shall be recomputed to reflect such increase or decrease. The recomputation shall be made as of the time of the Issuance of the Options or Convertible Securities. Any changes in the Warrant Price that occurred after such Issuance because other Additional Common Shares were Issued or deemed Issued shall also be recomputed.

  6. RECOMPUTATION UPON EXPIRATION OF OPTIONS OR CONVERTIBLE SECURITIES. The Warrant Price computed upon the original Issue of any Options or Convertible Securities, and any subsequent adjustments based thereon, shall be recomputed when any Options or rights of conversion under Convertible Securities expire without having been exercised. In the case of Convertible Securities or Options for common stock, the Warrant Price shall be recomputed as if the only Additional Common Shares Issued were the shares of common stock actually Issued upon the exercise of such securities, if any, and as if the only consideration received therefor was the consideration actually received upon the Issue, exercise or conversion of the Options or Convertible Securities. In the case of Options for Convertible Securities, the Warrant Price shall be recomputed as if the only Convertible Securities Issued were the Convertible Securities actually Issued upon the exercise thereof, if any, and as if the only consideration received therefor was the consideration actually received by the Company (determined pursuant to Section 9), if any, upon the Issue of the Options for the Convertible Securities.

  7. LIMIT ON READJUSTMENTS. No readjustment of the Warrant Price pursuant to Sections 5 or 6 shall increase the Warrant Price more than the amount of any decrease made in respect of the Issue of any Options or Convertible Securities.

  8. 30 DAY OPTIONS. In the case of any Options that expire by their terms not more than 30 days after the date of Issue thereof, no adjustment of the Warrant Price shall be made until the expiration or exercise of all such Options.

GREYROCK CAPITAL                                          ANTIDILUTION AGREEMENT


  9. COMPUTATION OF CONSIDERATION. The consideration received by the Company for the Issue of any Additional Common Shares shall be computed as follows:

  (a) Cash shall be valued at the amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends.

  (b) Property. Property other than cash shall be computed at the fair market value thereof at the time of the Issue as determined in good faith by the Board of Directors of the Company.

  (c) Mixed Consideration. The consideration for Additional Common Shares Issued together with other property of the Company for consideration that covers both shall be determined in good faith by the Board of Directors.

  (d) Options and Convertible Securities. The consideration per Additional Common Share for Options and Convertible Securities shall be determined by dividing:

  (i) the total amount, if any, received or receivable by the Company for the Issue of the Options or Convertible Securities, plus the minimum amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon exercise of the Options or conversion of the Convertible Securities, by

  (ii)the maximum amount of common stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) ultimately Issuable upon the exercise of such Options or the conversion of such Convertible Securities.

  10. GENERAL.

  10.1 GOVERNING LAW. This Antidilution Agreement shall be governed in all respects by the laws of the State of New York.

  10.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

  10.3 ENTIRE AGREEMENT. Except as set forth below, this Antidilution Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

  10.4 NOTICES. ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to Purchaser at Purchaser's address as set forth in the heading to this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth in the heading to this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing.

  10.5 SEVERABILITY. In case any provision of this Antidilution Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Antidilution Agreement shall not in any way be affected or impaired thereby.

  10.6 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Antidilution Agreement.

  10.7 COUNTERPARTS. This Antidilution Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

GREYROCK CAPITAL                                          ANTIDILUTION AGREEMENT


  COMPANY:

      GREENFIELD ONLINE, INC.

      BY______________________________
          RUDY NADILO, PRESIDENT AND CEO

      BY______________________________
           JONATHAN A. FLATOW, SECRETARY

  PURCHASER:

     GREYROCK CAPITAL

     BY: _____________________________

     TITLE: ___________________________

(GREYROCK CAPITAL LOGO)



                          REGISTRATION RIGHTS AGREEMENT

ISSUER:     GREENFIELD ONLINE, INC.

ADDRESS:    15 RIVER ROAD, SUITE 310
            WILTON, CONNECTICUT  06897

DATE:       DECEMBER 3, 1999

THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the above date by and between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("Purchaser"), whose address is 10880 Wilshire Blvd. Suite 1850, Los Angeles, CA 90024 and the above Company, whose address is set forth above.


                                    RECITALS

  A. Concurrently with the execution of this Agreement, the Purchaser is purchasing from the Company a Warrant to Purchase Stock (the "Warrant") pursuant to which Purchaser has the right to acquire from the Company the Shares (as defined in the Warrant).

  B. By this Agreement, the Purchaser and the Company desire to set forth the registration rights of the Shares all as provided herein.

  NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

  1. REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

  1.1 DEFINITIONS.  For purposes of this Section 1:

  (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

  (b) The term "Registrable Securities" means (i) those shares of Class A Common Stock of the Company issuable or issued to Purchaser pursuant to the Warrant and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any stock referred to in (i).

  (c) The terms "Holder" or "Holders" means the Purchaser or qualifying transferees under subsection 1.8 hereof who hold Registrable Securities.

  (d) The term "SEC" means the Securities and Exchange Commission.

  1.2 COMPANY REGISTRATION.

  (a) Registration. If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans or any successor to such form, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

  (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities


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GREYROCK CAPITAL                                   REGISTRATION RIGHTS AGREEMENT
--------------------------------------------------------------------------------

under the applicable blue sky or other state securities laws); and

  (ii)include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 30 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.2(b) below.

  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to this subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1 to the contrary, if the underwriter or the Company determines that marketing factors require a limitation of the number of securities to be underwritten, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting. In the event the number of Registrable Securities to be registered is limited in accordance with the provisions of this Section 1.2(b), the Company shall so advise all Holders (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting), and the number of shares of the Registrable Securities that may be included in the registration and underwriting shall be allocated among such Holders, if available, in proportion, as nearly as practicable, to the respective amount of the Registrable Securities owned by such Holders at the time of filing of the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

  1.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company except the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities. All expenses of any registered offering not otherwise borne by the Company shall be borne pro rata among the Holders participating in the offering and the Company.

  1.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.3, at its expense the Company will:

  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

  1.5 INDEMNIFICATION.


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GREYROCK CAPITAL                                   REGISTRATION RIGHTS AGREEMENT


  (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.5(b) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

  (c) Each party entitled to indemnification under this subsection 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the


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
GREYROCK CAPITAL                                   REGISTRATION RIGHTS AGREEMENT


claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

  1.6 INFORMATION BY HOLDER. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

  1.7 RULE 144 REPORTING. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

  (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

  1.8 TRANSFER OF REGISTRATION RIGHTS. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2 and 1.7 may be assigned to a transferee or assignee of a Holder's Registrable Securities not sold to the public, provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may prohibit the transfer of any Holders' rights under this subsection 1.8 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company.

  1.9 STAND STILL AGREEMENT. Holder hereby agrees that for a period of up to one hundred eighty (180) days following the effective date of a registration statement of the Company covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, it shall not, to the extent requested by the Company or any underwriter, sell or otherwise transfer or dispose of (other than to transferees who agree to be similarly bound) any securities of the Company held by Holder at any time during such period except securities included in such registration. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities held by Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

  1.10 TERMINATION OF REGISTRATION RIGHTS. All rights provided for in this
Section 1 will expire on the third anniversary of the Company's initial public offering. In addition, the rights provided for in this Section 1 shall terminate as to any Holder once such Holder is free to sell all of its Registrable Securities to the public pursuant to Rule 144(k).

  2. GENERAL.

  2.1 WAIVERS AND AMENDMENTS. With the written consent of the record or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the Holders of the Registrable Securities under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 2.1.

  2.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New York.

  2.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

  2.4 ENTIRE AGREEMENT. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

  2.5 NOTICES. ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid,


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GREYROCK CAPITAL                                   REGISTRATION RIGHTS AGREEMENT


certified or registered mail, return receipt requested, addressed (a) if to Holder, at such Holder's address as set forth in the heading to this Agreement, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at the Company's address set forth in the heading to this Agreement, or at such other address as the Company shall have furnished to the Holder in writing.

  2.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

  2.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  2.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

  3. Notwithstanding anything to the contrary, this Agreement and the rights of Purchase (and any assignee or transferee) is fully subordinate to, and shall not adversely affect, any shareholder rights under the Registration Rights Agreement, dated as of May 17, 1999, among the Company and the other parties thereto (as amended from time to time, the "Senior Registration Agreement"). The Purchaser hereby waives any and all rights hereunder to the extent such rights in any way adversely affect or interfere in any manner with the rights of the shareholder under the Senior Registration Agreement. The Shareholders under the Senior Registration Agreement shall be third party beneficiaries of this Section entitle to enforce their rights hereunder.


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
GREYROCK CAPITAL                                   REGISTRATION RIGHTS AGREEMENT


  COMPANY:

      GREENFIELD ONLINE, INC.

      BY______________________________
            RUDY NADILO, PRESIDENT AND CEO

      BY______________________________
            JONATHAN A. FLATOW, SECRETARY

  PURCHASER:

      GREYROCK CAPITAL

      BY______________________________

      TITLE____________________________